As filed with the Securities and Exchange Commission on December 19, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLUMBIA BANKING SYSTEM, INC.

(Exact names of registrant as specified in Its Charter)

Washington	91-1422237
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 “A” Street, Tacoma, Washington 98402-4200 (253) 305-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MELANIE J. DRESSEL

President and Chief Executive Officer

1301 “A” Street

Tacoma, Washington 98402-4200

(253) 305-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

STEPHEN M. KLEIN

WILLIAM E. BARTHOLDT

Graham & Dunn PC

Pier 70

2801 Alaskan Way, Suite 300

Seattle, Washington 98121

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value	76,898 shares	$1,000.00(1)	$76,898,000.00	$3,022.09
Warrants to Purchase Common Stock, and Underlying shares of Common Stock, no par value	796,046 shares(2)	$14.49(3)	$11,534,706.54	$453.31
Total			$88,432,706.54	$3,475.40

(1)	Calculated in accordance with Rule 457(a)

(2)	In addition to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, there are being registered hereunder (a) a warrant for the purchase of 796,046 shares of common stock with an initial per share exercise price of $14.49 per share, (b) the 796,046 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant which shares of common stock are registered hereunder pursuant to Rule 416.

(3)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $14.49.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

COLUMBIA BANKING SYSTEM, INC

76,898 Shares of Fixed Rate Cumulative Perpetual

Preferred Stock, Series A

Common Stock Purchase Warrant for the

Purchase of up to 796,046 Shares of Common Stock

This prospectus relates to the potential resale from time to time by selling security holders of some or all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or the senior preferred stock, a warrant to purchase up to 796,046 shares of our common stock or the warrant, and any shares of our common stock issuable from time to time upon exercise of the Warrant. In this prospectus, we refer to the preferred stock, the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities.

The preferred stock and the warrant were issued and sold to the U.S. Department of the Treasury on November 21, 2008, pursuant to a Letter Agreement dated November 21, 2008, and the related Securities Purchase Agreement—Standard Terms, between us and the U.S. Department of the Treasury, which we sometimes refer to in this prospectus as the initial selling security holder.

The initial selling security holder and its successors, including transferees, which we collectively refer to as the selling security holders, may offer the securities from time to time or directly or through underwriters, brokers-dealers or agents in one or more public or private transactions at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling security holders will be responsible for underwriting discounts or commissions or agents’ commissions.

The registration of the offered securities does not necessarily mean that any of the securities will be sold by the selling security holders. We will not receive any cash proceeds if the securities are sold.

The senior preferred stock is not listed on any exchange and. unless requested by the initial security holder, we do not intend to list the senior preferred stock on any exchange.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “COLB.” On December 18, 2008, the closing price for the common stock was $9.14.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus, as well as in supplements to this prospectus.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December     , 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, the selling security holders may, from time to time, sell the securities described in this prospectus in one or more offerings. Additionally, under the shelf process, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more selling security holders. Any such prospectus supplement will be attached to this prospectus. Such prospectus supplement may also add, update or change information contained in this prospectus.

We have filed with the SEC under the Securities Act, a registration statement on Form S-3, of which this prospectus is a part, with respect to the offered securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information that is inconsistent with this prospectus will supersede the information in this prospectus or any prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Columbia,” the “Company,” “we,” “us,” “our” or similar references mean Columbia Banking System, Inc.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this prospectus by reference.

Columbia Banking System, Inc., a Washington corporation, is a regional bank holding company providing commercial banking services through its subsidiary, Columbia Bank, operating in 55 banking offices in Washington and Oregon, primarily along the Interstate 5 (North-South) corridor.

On November 21, 2008, we entered into a Letter Agreement and related Securities Purchase Agreement—Standard Terms, which we refer to collectively as the “CPP Agreement,” pursuant to which we agreed to issue and sell, and the U.S. Treasury agreed to purchase, (i) 76,898 shares of Columbia’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 796,046 shares of Columbia’s common stock, no par value per share, at an initial exercise price of $14.49 per share. The warrant was immediately exercisable upon its issuance and will expire on November 21, 2018.

We are registering the shares of the senior preferred stock and the warrant sold to the Treasury pursuant to the transaction described above and elsewhere in this prospectus, as well as shares of Columbia common stock to be issued upon the exercise of the warrant. We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered under this prospectus.

Ratios of Earnings to Fixed Charges and Preferred Dividends

No shares of our senior preferred stock, or any other class of preferred stock, were outstanding during the years ended December 31, 2007, 2006, 2005, 2004 and 2003, or during the nine months ended September 30, 2008, and we did not pay preferred stock dividend during these periods. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the same periods listed above. The ratios of earnings to fixed charges for the nine months ended September 30, 2008 and the years ended December 31, 2007, 2006, 2005, 2004 and 2003 are as follows:

	Nine months ended September 30, 2008	Years ended December 31,
		2007	2006	2005	2004	2003
Excluding interest on deposits	1.05	3.70	4.19	7.79	17.71	14.60
Including interest on deposits	1.01	1.58	1.81	2.29	2.73	2.37

Note:	The ratio of earnings to fixed charges is calculated by adding income before income taxes plus fixed charges and dividing that sum by fixed charges.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “COLB.” Our principal executive offices are located at 1301 “A” Street, Tacoma, Washington 98402-4200, and our telephone number is (253) 305-1900.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in our updated to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any prospectus supplement, including information included or incorporated by reference, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our reports and other documents filed with the SEC:

•	the risks associated with lending and potential adverse changes in credit quality;

•	increased delinquency rates;

•	competition from other financial services companies in our markets;

•

the risks presented by a continuing economic slowdown, which could adversely affect credit quality, collateral values, including real estate collateral, investment values, liquidity and loan originations;

•	demand for banking products and services may decline;

•	legislative or regulatory changes that adversely affect our business or our ability to complete prospective future acquisitions;

•	the risks presented by a continued economic slowdown and the public stock market volatility, which could adversely affect our stock value and our ability to raise capital in the future; and

•	our success in managing risks involved in the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in “Risk Factors” above, in our prospectus supplement and in our reports filed with the SEC. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT COLUMBIA

Columbia Banking System, Inc., headquartered in Tacoma, Washington, is a regional bank holding company providing commercial banking services in Washington and Oregon, primarily along the Interstate 5 (North-South) corridor. We offer a wide range of banking products and services, including transaction and savings deposits, commercial, consumer and real estate loans, mortgage origination services, and retail brokerage services. We serve individuals, small to medium-sized businesses, community organizations and public entities.

Our wholly owned banking subsidiary, Columbia Bank, has banking offices located in the Tacoma metropolitan area and contiguous parts of the Puget Sound region of Washington State, as well as the Longview and Woodland communities in southwestern Washington State; the Bellingham community in northwestern Washington State; and in the Portland, Oregon area as well as the northern coast of Oregon.

With the 2007 acquisitions of Mountain Bank Holding Company and Town Center Bancorp and the 2008 internal merger of its subsidiary, Bank of Astoria, into Columbia Bank, Columbia has 55 banking offices in Pierce, King, Cowlitz, Kitsap, Thurston and Whatcom counties in Washington State, and Clackamas, Clatsop, Tillamook and Multnomah counties in Oregon. Included in Columbia Bank are former branches of Mt. Rainier National Bank, doing business as Mt. Rainier Bank, with five branches in King and Pierce counties in Washington State. Columbia Bank does business under the Bank of Astoria name at the Bank of Astoria’s former branches located in Astoria, Warrenton, Seaside and Cannon Beach in Clatsop County and in Manzanita in Tillamook County in Oregon.

As of September 30, 2008, we had total assets of approximately $3.1 billion, total net loans receivable and loans held for sale of approximately $2.2 billion, total deposits of approximately $2.4 billion and approximately $336.4 million in shareholders’ equity.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES

Columbia Capital Stock

The authorized capital stock of Columbia presently consists of 63,032,681 shares of common stock and 2,000,000 shares of preferred stock. As of November 30, 2008, 18,150,965 shares of our common stock were issued and outstanding and 215,322 shares were issuable upon exercise of outstanding stock options and approximately 73,020 shares were reserved for future issuance under our stock option plans and unvested shares of restricted stock. As of November 30, 2008, 76,898 shares of preferred stock were outstanding. The description of our capital stock set forth below is only a summary. The full terms of our capital stock are set forth in Exhibits 4.1 and 4.2 to the registration statement of which this prospectus is a part and incorporated by reference herein.

The remaining 1,923,102 authorized but unissued shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to preferred stock for which the rights and restrictions are determined by the board of directors of a corporation. Under our Articles of Incorporation our board of directors has the authority, without any further shareholder vote or action, to issue the remaining preferred stock in one or more series and to fix, determine or amend the relative rights and preferences of any series so established, within the limitations set forth by the Washington Business Corporation Act, relating to the powers, designations, rights, preferences, and restrictions thereof, including but not limited to:

•	dividend rights;

•	conversion rights;

•	voting rights;

•	redemption terms;

•	liquidation preferences: and

•	the number of shares constituting each series.

The following is a summary of the general terms of the securities being registered in the registration statement of which this prospectus is a part.

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

We have designated 76,898 shares of preferred stock as “Fixed Rate Cumulative Preferred Stock, Series A,” which we refer to in this prospectus as the senior preferred stock. These shares were issued to the U.S. Department of the Treasury on November 21, 2008, pursuant to the U.S. Treasury’s Capital Purchase Program, or CPP. The following is a summary of the material provisions of the senior preferred stock.

Ranking

The senior preferred stock ranks senior to our common stock and will rank pari passu with preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Dividend and Repurchase Rights

Cumulative dividends on shares of the senior preferred stock accrue on the liquidation preference of $1,000 per share at a rate of 5% per annum for the first five years following the date of issue, and at a rate of 9% per annum thereafter, if, as and when declared by our board of directors out of funds legally available therefor. Dividends will be payable in arrears on the 15th day of February, May, August and November of each year. Unpaid dividends are compounded (i.e., dividends are paid on the amount of unpaid dividends). The senior preferred stock has no maturity date and ranks senior to our common stock with respect to the payment of dividends and distributions.

As long as the senior preferred stock is outstanding, Columbia will not be able to pay dividends on any common stock shares or any preferred shares ranking pari passu with the senior preferred stock, unless all dividends on the senior preferred stock have been paid in full.

Until the earlier of the third anniversary of the Treasury’s investment or the date on which the Treasury has transferred all of the senior preferred stock to unaffiliated third parties or such stock is redeemed in full, Columbia may not, without the consent of the Treasury, increase the amount of cash dividends on our common stock. The Treasury’s consent is not required where dividends on common stock are payable solely in shares of Columbia common stock.

The Treasury’s consent will be required for any repurchase of Columbia common stock or other capital stock or other equity securities of Columbia or any trust preferred securities, other than repurchases of the senior preferred stock and share repurchases in connection with any employee benefit plan in the ordinary course of business consistent with past practice, until the earlier of the third anniversary of the Treasury’s investment or the date on which the senior preferred shares are redeemed in whole or the Treasury has transferred all of the senior preferred shares to unaffiliated third parties.

For so long as the Treasury continues to own any senior preferred stock, Columbia may not repurchase any shares of senior preferred stock from any other holder of such shares unless we offer to repurchase a ratable potion of the senior preferred shares then held by the Treasury on the same terms and conditions.

Redemption

Subject to the approval of the Board of Governors of the Federal Reserve System, the senior preferred stock is redeemable at our option at 100% of the liquidation preference, provided, however, that the senior preferred stock may be redeemed prior to the first dividend payment date falling after November 21, 2011, the third anniversary of the issue date, only if:

•	we have raised aggregate gross proceeds in one or more offerings of Tier 1 qualifying perpetual preferred stock or common stock for cash in excess of $76,898,000;

•	the aggregate redemption price does not exceed the aggregate net proceeds from such “Qualified Equity Offerings.”

After November 21, 2011, we may redeem the senior preferred stock, in whole or in part, at any time and from time to time, at our option. All redemptions must be at 100% of the issue price plus any accrued and unpaid dividends, and will be subject to the approval of our primary federal banking regulator.

Conversion

Shares of senior preferred stock are not convertible.

Rights Upon Liquidation

The senior preferred stock ranks senior to our common stock with respect to amounts payable upon our liquidation, dissolution and winding up, and will rank pari passu with preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Voting

The senior preferred stock is non-voting, other than class voting rights on:

•	any authorization or issuance of shares ranking senior to the senior preferred stock;

•	any amendment to the rights of the senior preferred stock; or

•	any merger, exchange or similar transaction which would adversely affect the rights of the senior preferred stock.

If dividends on the senior preferred stock are not paid in full for six dividend periods, whether or not consecutive, the holder of the senior preferred stock will have the right to elect two directors. The right to elect directors ends when full dividends have been paid for four consecutive dividend periods.

TARP CPP Common Stock Purchase Warrant

The warrant was issued by us to the U.S. Department of the Treasury pursuant to the CPP. The warrant grants the holder the right to purchase up to 796,046 shares of our common stock, no par value per share. The following is a summary of the principal terms of the warrant issued to the U.S. Treasury. The full terms of the warrant are set forth in Exhibit 4.6 to the registration statement of which this prospectus is a part and incorporated by reference herein.

Exercise

The warrant is immediately exercisable, in whole or in part, and the initial exercise price is $14.49 per share.

Anti-Dilution

The exercise price of the warrant automatically adjusts to the number of shares and the exercise price necessary to protect the U.S. Treasury’s position upon the following events:

•	stock splits, stock dividends, subdivisions, reclassifications or combinations of our common stock;

•

until November 21, 2011, issuance of our common stock for consideration (or having a conversion price per share) of less than 90% of the then current market value, except for issuances in connection with benefit plans, business acquisitions and public offerings;

•

a determination by our board of directors to make an adjustment to the anti-dilution provisions as is reasonably necessary, in the good faith opinion of the board, to protect the purchase rights of the Warrant holders.

Term

The term of the warrant is 10 years.

Transferability and Registration Rights

The warrant is not subject to any contractual restrictions on transfer, provided that the Treasury may only transfer or exercise an aggregate of one-half of the warrant prior to the earlier of (i) the date on which we have received aggregate gross proceeds of not less than $76,898,000 from one or more offerings of common stock or perpetual preferred stock for cash and (ii) December 31, 2009.

We have granted to the warrant holder piggyback registration rights for the warrant and the common stock underlying the warrant and we have agreed to take such other steps as may be reasonably requested to facilitate the transfer of the warrant and the common stock underlying the warrant.

We have applied for the NASDAQ listing of the common stock underlying the warrant and will take such other steps as may be reasonably requested to facilitate the transfer of the warrant or the common stock underlying the warrant.

Voting

The U.S. Treasury, the initial holder of the warrant, has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrant.

Reduction

In the event that we have received aggregate gross proceeds of not less than $76,898,000 from one or more Qualified Equity Offerings of common stock or perpetual preferred stock for cash on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the U.S. Treasury will be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrant (taking into account all adjustments) and (ii) 0.5.

Substitution

In the event we are no longer listed or traded on a national securities exchange or securities association, the warrants will be exchangeable, at the option of the U.S. Treasury, for senior debt or another economic instrument or security issued by us such that the U.S. Treasury is appropriately compensated for the value of the warrant, as determined by the U.S. Treasury.

Common Stock

Introduction

The following section describes the material features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation (“Articles of Incorporation”), Restated and Amended Bylaws (“Bylaws”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part, and to applicable Washington law.

General

The holders of our common stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors. Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of legally available funds, subject to preferences that may be applicable to any outstanding series of preferred stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of shares of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

Dividends

The holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available therefor. Our ability to pay dividends basically depends on the amount of dividends paid to us by our subsidiaries. The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State laws also limit a bank’s ability to pay dividends. Accordingly, the dividend restrictions imposed on our subsidiaries by statute or regulation effectively may limit the amount of dividends we can pay.

Holders of preferred stock and debt securities, however, have a priority right to distributions and payment over our common stock. The dividend rights of holder of our common stock are qualified and subject to the dividend rights of holders of our outstanding preferred stock as described above.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

Antitakeover Effects of Certain Provisions in our Articles, Bylaws and Washington Law

Some provisions of our Articles of Incorporation, our Bylaws, and Washington law may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Preferred Stock Authorization. As noted above under “—Description of Capital Securities,” our board of directors, without shareholder approval, has the authority under our Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of Columbia or make removal of management more difficult.

Articles of Incorporation Limitation on Business Combinations. Our Articles of Incorporation include certain provisions that could make more difficult the acquisition of Columbia by means of a tender offer, a proxy contest, merger or otherwise. These provisions include: (a) certain non-monetary factors that our board of directors may consider when evaluating a takeover offer, as described below, and (b) a requirement that any “Business Combination” (as defined in the Articles of Incorporation) be approved by the affirmative vote of no less than 66 2/3% of the total shares attributable to persons other than a “Control Person” (as defined in the Articles of Incorporation), unless certain conditions are met.

Our Articles of Incorporation allow our board of directors to consider non-monetary factors in evaluating certain takeover bids. Specifically, the Articles of Incorporation allow the board of directors, in determining what is in the best interests of Columbia and its shareholders, to consider all relevant factors, including, without limitation, the social and economic effects on its employees, customers, suppliers and other constituents of Columbia and its subsidiaries and on the communities in which we and our subsidiaries operate or are located.

The requirement for “Super-Majority” approval of certain business transactions does not apply if our board of directors has approved the transaction or if certain other conditions concerning non discrimination among shareholders, receipt of fair value and the mailing of a proxy statement responsive to the requirements of the Exchange Act to our public shareholders, are satisfied.

The matters described above may have the effect of lengthening the time required for a person to acquire control of Columbia through a tender offer, proxy contest, or otherwise, and may deter any potentially unfriendly offers or other efforts to obtain control of Columbia. This could deprive our shareholders of opportunities to realize a premium for their Columbia stock, even in circumstances where such action was favored by a majority of our shareholders.

In addition to the provisions contained in our Articles of Incorporation, Washington law also requires prior approval by a majority of the board of directors of a target company in certain acquisition transactions. Washington law prohibits corporations that have a class of voting stock registered under the Exchange Act, such as Columbia, from engaging in any “Significant Business Transaction” (defined to include mergers or consolidations, certain sales, termination of 5% or more of a corporation’s employees, sales of assets, liquidation or dissolution, and other specified transactions) for a period of five years after a person or group acquires 10% or more of a corporation’s outstanding voting stock, unless the acquisition is approved in advance by a majority vote of the board of directors, or, at or subsequent to the acquiring person or group’s acquisition of shares of the corporation, such Significant Business Transaction is approved by a majority vote of the target corporation’s board of directors and authorized by the affirmative vote of at least two-thirds of the corporation’s outstanding voting shares (except those beneficially owned or under voting control of the acquiring person).

Amendment of Articles of Incorporation and Bylaws. Under the WBCA, the Articles of Incorporation of Columbia, as a “public” company, may be amended upon the affirmative vote of the holders of a majority of our outstanding voting stock. However, the provisions of Article 9 of our Articles of Incorporation, relating to Business Combinations (as defined in the Articles of Incorporation), may not be amended or repealed without the affirmative vote of 66 2/3% of our outstanding voting stock. Our board of directors may make certain amendments, as listed in the WBCA, to the Articles of Incorporation without shareholder approval. Our board of directors may, by a majority vote, amend or repeal our Bylaws.

USE OF PROCEEDS

This prospectus relates to the described securities that may be offered and sold from time to time by the selling security holders, who will receive all of the proceeds from the sale of the securities. We will not receive any of the proceeds from the sale of the securities by the selling security holders. The costs and expenses incurred in connection with the registration under the Securities Act of the offered securities will be paid by us.

PLAN OF DISTRIBUTION

The selling security holders and their successors, including their transferees, may sell all or a portion of the offered securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may also be effected in transactions, which may involve crosses or block transactions.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold in one or more transactions:

•

on any national securities exchange or quotation service on which the senior preferred stock or the common stock may be listed or quoted at the time of sale, including as of the date of this prospectus the Nasdaq Global Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the senior preferred stock or the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling security holders from the sale of the securities will be the purchase price of the securities less discounts and concessions, if any.

In effecting sales, broker-dealers or agents engaged by the selling security holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling security holders in amounts negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling security holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling security holders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities and Exchange Act .

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling security holders. In addition, we will make copies of this prospectus available to selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, including Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission allowed or reallowed or paid to any dealer and the proposed selling price to the public.

We do not intend to apply for listing of the senior preferred stock on any securities exchange or for inclusion of the senior preferred stock in any automated quotation system unless requested by the initial selling security holder. No assurance can be given as to the liquidity of the trading market, if any, for the senior preferred stock.

We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITY HOLDERS

On November 21, 2008, we issued the securities covered by this prospectus to the U.S. Department of Treasury, which is the initial selling security holder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling security holder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling security holders consist of:

•	76,898 shares of senior preferred stock, representing beneficial ownership of 100% of the senior preferred stock outstanding as of the date of this prospectus;

•	a warrant to purchase 796,046 shares of our common stock; and

•	796,046 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent approximately 4.38% of our common stock outstanding as of November 30, 2008.

For purposes of this prospectus, we have assumed that, after the completion of the offering, none of the securities covered by this prospectus will be held by the selling security holders.

Beneficial ownership is determined in accordance with rules of the SEC and includes voting and investment power with respect to the securities. To our knowledge, the initial selling security holder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling security holders may offer the securities for sale. The selling security holders might not sell any or all of the securities offered by this prospectus. Because the selling security holders may offer all or some of the securities pursuant to this offering, and because currently no sale of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling security holders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling security holder has not had a material relationship with us.

Information about the selling security holders may change over time and changed information will be set forth in one or more supplements to this prospectus if and when necessary.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon by Graham & Dunn PC.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K dated October 15, 2008, and the effectiveness of the Company’s internal control over financial reporting incorporated in this prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy information and other information with the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.

The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superceded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement:

•

Annual Report on Form 10-K for the year ended December 31, 2007, filed March 7, 2008 (including those portions of our Proxy Statement on Schedule 14A relating to our 2008 Annual Meeting of Stockholders, which was filed on March 17, 2008, incorporated by reference therein);

•

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, filed May 9, 2008; for the quarter ended June 30, 2008, filed August 7, 2008; and for the quarter ended September 30, 2008, filed November 7, 2008;

•

Current Reports on Form 8-K filed January 11, 2008; January 25, 2008; April 2, 2008; April 24, 2008; July 9, 2008; July 11, 2008; July 24, 2008; September 12, 2008; October 16, 2008; October 17, 2008; October 23, 2008; November 5, 2008; and November 21, 2008.

In addition, all documents and reports filed by Columbia subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a poet-effective amendment which indicates that all securities offered have been sold or which deregisters the all securities remaining unsold, shall be deemed to be incorporated by reference in this prospectus and be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

You may obtain documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference, by requesting them from us in writing or by telephone at the following address:

Columbia Banking System, Inc.

1301 “A” Street

Tacoma, Washington 98402-4200

(253) 305-1900

Attention: Cathleen Dent, Corporate Secretary

In addition, we maintain a corporate website, www.columbiabank.com. We make available through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement, prospectus and any prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses, other than the SEC registration fee, are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$3,475
Fees and expenses of accountants	$5,000
Fees and expenses of counsel	$7,500
Stock exchange listing fees	$0
Printing expenses	$1,500
Transfer agent fees	$0
Miscellaneous	$1,000
Total	$18,475

Item 15.	Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the WBCA contain specific provisions relating to indemnification of directors and officers of Washington corporations. In general, the statute provides that (a) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (b) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided in the statute that the director meets a certain standard of conduct, provided that when a director is liable to the corporation or was adjudged liable on the basis that the personal benefit was improperly received, the corporation may not indemnify him. The statute also permits a director or officer of a corporation who is a party to a proceeding to apply to the courts for indemnification or advance of expenses, unless the articles of incorporation provide otherwise, and the court may order indemnification or advancement of expenses under certain circumstances set forth in the statute. The statute further provides that a corporation may in its articles of incorporation or bylaws or by resolution provide indemnification in addition to that provided by statute, subject to certain conditions set forth in the statute.

The Articles of Incorporation of Columbia provide, among other things, for the indemnification of directors, and authorize the board of directors to pay reasonable expenses incurred by, or to satisfy a judgment or fine against, a current of former director in connection with any personal legal liability incurred by the individual while acting for Columbia within the scope of his employment, and which was not the result of conduct finally adjudged to be “egregious” conduct. “Egregious” conduct is defined in the Articles of Incorporation as intentional misconduct, a knowing violation of law, conduct violating the WBCA, or participation in any transaction from which the person will personally receive a benefit in money, property or services to which that person is not legally entitled. The Articles of Incorporation also include a provision that limits the liability of directors of Columbia from any personal liability to Columbia or its shareholders for monetary damages for conduct not found to have been egregious.

Columbia has entered into Indemnification Agreements with each of its directors. The Indemnification Agreements codify procedural mechanisms pursuant to which directors may enforce the indemnification rights that such directors are granted under Columbia’s Articles of Incorporation and the WBCA.

Item 16.	Exhibits

Exhibit No.	Description of Exhibits
4.1	Amended and Restated Articles of Incorporation.(1)

4.2	Articles of Amendment and Certificate of Designations.(2)

4.3	Form of Common Stock Certificate.

4.4	Form of Series A Preferred Stock Certificate.

4.5	Restated and Amended Bylaws.(3)

4.6	Form of Warrant issued to U.S. Treasury.(4)

5	Opinion of Graham & Dunn PC regarding legality of securities.

12	Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Graham & Dunn PC (contained in its opinion filed as Exhibit 5).

23.2	Consent of Deloitte & Touche LLP, Columbia’s independent registered public accounting firm.

24	Power of Attorney (included on signature page to the Registration Statement).

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

(2)	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 21, 2008.

(3)	Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

(4)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed November 21, 2008.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. That:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 434(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington on December 17, 2008.

COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Melanie J. Dressel
Melanie J. Dressel President and Chief Executive Officer

Each person whose individual signature appears below hereby authorizes and appoints Melanie J. Dressel and Gary R. Schminkey, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments, including any and all amendments to this Registration Statement, all post-effective amendments and any subsequent registration statement for the same offering which may be filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 17, 2008.

Signature and Title

/s/ Melanie J. Dressel
Melanie J. Dressel, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gary R. Schminkey
Gary R. Schminkey, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ William T. Weyerhaeuser
William T. Weyerhaeuser, Chairman of the Board and Director

/s/ John P. Folsom
John P. Folsom, Director

/s/ Frederick M. Goldberg
Frederick M. Goldberg, Director

/s/ Thomas M. Hulbert
Thomas M. Hulbert, Director

/s/ Thomas L. Matson
Thomas L. Matson, Director

/s/ Daniel C. Regis
Daniel C. Regis, Director

/s/ James M. Will
James M. Will, Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1	Amended and Restated Articles of Incorporation.(1)

4.2	Articles of Amendment and Certificate of Designations.(2)

4.3	Form of Common Stock Certificate.

4.4	Form of Series A Preferred Stock Certificate.

4.5	Restated and Amended Bylaws.(3)

4.6	Form of Warrant issued to U.S. Treasury.(4)

5	Opinion of Graham & Dunn PC regarding legality of securities.

12	Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Graham & Dunn PC (contained in its opinion filed as Exhibit 5).

23.2	Consent of Deloitte & Touche LLP, Columbia’s independent registered public accounting firm.

24	Power of Attorney (included on signature page to the Registration Statement).

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

(2)	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 21, 2008.

(3)	Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

(4)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed November 21, 2008.